UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2005

NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)

(440) 449-9600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 23, 2005, NACCO Industries, Inc.’s wholly owned subsidiary, Hamilton Beach/Proctor-Silex, Inc. (“HB/PS”), entered into a Second Amendment to Credit Agreement (the “Amendment”), amending the Credit Agreement dated as of December 17, 2002, as amended, with the Lenders, as defined in the Credit Agreement, and Wachovia Bank, as agent for the Lenders. The Amendment extends the term of HB/PS’ senior secured $115.0 million revolving credit facility (the “HB/PS Facility”) to July 31, 2009. The Amendment also reduces the applicable margins and unused commitment fees and revises certain definitions in the HB/PS Facility. Borrowings bear interest at a floating rate, which can be either a base rate, LIBOR or bankers’ acceptance rate, as defined in the HB/PS Facility, plus an applicable margin. Following the Amendment, the applicable margins range from 0.00% to 0.50% for base rate loans and from 1.00% to 2.00% for LIBOR loans, bankers acceptances and letter of credit fees. The Amendment also requires a fee that ranges from 0.20% to 0.35% per annum on the unused commitment. The margins and unused commitment fee are subject to quarterly adjustment based on a leverage ratio. The HB/PS Facility is secured by substantially all of HB/PS’ assets.

     A copy of the amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     As described in Item 1.01 and Item 2.03 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.

     (c) Exhibits

10.1	Second Amendment to Credit Agreement, dated as of June 23, 2005, among Hamilton Beach/Proctor-Silex, Inc., the Lenders named therein and Wachovia Bank, as Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ J.C. Butler, Jr.
	Name:	J.C. Butler, Jr.
	Title:	Vice President-Corporate Development and Treasurer

Date: June 24, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment to Credit Agreement, dated as of June 23, 2005, among Hamilton Beach/Proctor-Silex, Inc., the Lenders named therein and Wachovia Bank, as Agent.